Exhibit 99.1

Helios and Matheson Analytics Inc.

Enters Into Agreement to Issue $100 Million in Convertible Notes to Institutional Investors

In Order to Increase Its Stake in MoviePass™

Canaccord Genuity Inc. Acts as Sole Placement Agent

NEW YORK (November 6, 2017) – Helios and Matheson Analytics Inc. (Nasdaq: HMNY) (“HMNY”), a provider of information technology services and solutions, and MoviePass Inc., a company that HMNY has agreed to purchase a majority stake in, announced today that HMNY has entered into a securities purchase agreement with institutional investors for HMNY to issue convertible notes in the aggregate principal amount of $100,000,000 (the “Notes”), for the purpose of further funding MoviePass, and for general corporate purposes. HMNY is not obligated to register the resale of any shares underlying the Notes with the Securities and Exchange Commission. Absent registration, the investors may resell the shares underlying the Notes only pursuant to Rule 144 or another available exemption from registration.

The Notes will be convertible, at the option of the holders, at a fixed conversion price of $12.06, subject to adjustment.

The investors paid for the Notes with $5 million in cash up front and $95 million in investor notes payable to HMNY (the “Investor Notes”). The Investors are required to prepay approximately $15.65 million of the Investor Notes to HMNY in equal weekly payments over the next seven weeks. The investors may prepay the remaining balance of the Investor Notes, with the resulting cash being paid to HMNY, in their discretion.

The purpose of the financing transaction is to enable HMNY to pay the remaining $5 million balance that HMNY will owe to MoviePass, subject to certain conditions, under a promissory note that HMNY is obligated to give to MoviePass upon the closing of the previously announced Securities Purchase Agreement, dated August 15, 2017, between HMNY and MoviePass (the “MoviePass Purchase Agreement”), and to increase HMNY’s ownership stake in MoviePass by paying MoviePass up to $20 million upon HMNY’s exercise of its additional investment option under the previously announced Investment Option Agreement, dated October 11, 2017, between HMNY and MoviePass, and for any other transaction where HMNY increases its ownership interests or other rights and interests in MoviePass.

In connection with the financing, MoviePass entered into a waiver agreement with HMNY waiving any rights of MoviePass to terminate the MoviePass Purchase Agreement and all conditions to MoviePass’ obligations under the MoviePass Purchase Agreement. The closing of the MoviePass Purchase Agreement remains subject to approval by HMNY’s stockholders. MoviePass also entered into a guaranty with the investors in the financing guarantying HMNY’s obligations under the Notes.

Canaccord Genuity Inc. acted as sole placement agent for the financing. Palladium Capital Advisors LLC acted as a financial advisor to HMNY in connection with the financing.

“We couldn’t be happier to fuel MoviePass’ growth to enable its subscribers to consume entertainment where it’s best consumed – at the movie theater,” said Ted Farnsworth, Chairman and CEO of HMNY. “Better performance of films during their theatrical window signals greater success throughout the film ecosystem and that’s our ultimate goal. We take the participation of Canaccord Genuity and its institutional investors as a great vote of confidence in HMNY and MoviePass’ future. With the viral and word-of-mouth-driven subscriber growth MoviePass is experiencing, we believe MoviePass is the future of out-of-home entertainment,” Mr. Farnsworth concluded.

“This latest round of investment will allow MoviePass to continue to deliver on its mission of staying the number one movie theater subscription service in the country,” said Mitch Lowe, CEO of MoviePass. “As demand for our service continues to accelerate among consumers, the early data we are seeing on movie-going behavior can be tremendously valuable to both the studios and theaters. This investment should allow us to further augment our data science capabilities and platform to respond to the needs of studios and exhibitors and their challenges in better understanding their customers,” Mr. Lowe concluded.

Key Transaction Details

The Notes consist of (i) Series A Senior Bridge Convertible Notes in the aggregate principal amount of $5,000,000 and (ii) Series B Senior Secured Bridge Convertible Notes in the aggregate principal amount of $95,000,000 for consideration consisting of (i) an upfront cash payment in the amount of $5,000,000, and (ii) secured promissory notes payable by the investors to HMNY in the aggregate principal amount of $95,000,000 (referred to above as the Investor Notes). Under the Investor Notes, the Investors are obligated to fund an additional approximate $2.2 million per week to HMNY for the next seven weeks, for a total gross funding commitment of approximately $20.65 million, including the $5 million payment received for the Series A Notes. The investors may also elect to prepay the remaining balance of the Investor Notes to HMNY at any time in their discretion.

The investors may require HMNY to redeem the Notes at any time after seven months from the issue date of the Notes, including the outstanding principal amount of the Series A Notes and the portion of oustanding principal amount of the Investor Notes for which the investors have prepaid to HMNY a corresponding amount of cash under the Investor Notes, plus accrued unpaid interest on those amounts and a make-whole amount of interest on those amounts calculated through the two year maturity date of the Notes.

The Series A Notes are not secured by any assets of HMNY or MoviePass and the Investor Notes are not secured by any assets of HMNY other than the Investor Notes. The conversion price of the Notes is subject to adjustment in the event the Company sells shares of common stock or common stock equivalents for less than $12.06 per share in the future, subject to customary excluded issuances.

For additional information concerning the details of the financing, please refer to the Current Report on Form 8-K filed by HMNY with the U.S. Securities and Exchange Commission (the “SEC”).

The Notes and shares of common stock issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold absent such registration or pursuant to an available exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Helios and Matheson

Helios and Matheson Analytics Inc. (NASDAQ: HMNY) is a provider of information technology services and solutions, offering a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. Its holdings include RedZone Map™, a safety and navigation app for iOS and Android users, and a community-based ecosystem that features a socially empowered safety map app that enhances mobile GPS navigation using advanced proprietary technology. Through TrendIt, HMNY has acquired technology addressing crowd and migration patterns and consumer behavior in real-time. The patented technology predicts population behavior, along with a crowd’s population size, origin and destination. HMNY is headquartered in New York, NY and listed on the Nasdaq Capital Market under the symbol HMNY. For more information, visit www.hmny.com.

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About MoviePass

MoviePass is a technology company dedicated to enhancing the exploration of cinema. As the nation’s premier movie-theater subscription service, MoviePass provides film enthusiasts with a variety of subscription options to enhance their movie-going experience. The service, now accepted at more than 91% of theaters across the United States, is the nation’s largest theater network. Visit: www.moviepass.com.

Additional Information for Stockholders of HMNY about the Proposed Transaction between HMNY and MoviePass and Where to Find It

HMNY plans to file with the SEC and furnish its stockholders with a proxy statement in connection with the proposed transaction with MoviePass and security holders of HMNY are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about HMNY, MoviePass and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by HMNY with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of HMNY’s filings from HMNY’s website at www.hmny.com or by directing a request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BETWEEN HMNY AND MOVIEPASS.

Participants in the Solicitation

HMNY and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of HMNY in connection with the proposed transaction between HMNY and MoviePass. Information about those directors and executive officers of HMNY, including their ownership of HMNY securities, is set forth in the annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on April 14, 2017, and its definitive proxy statement on Schedule 14A filed with the SEC on October 3, 2017. Investors and security holders may obtain additional information regarding the direct and indirect interests of HMNY and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement on Forward-looking Statements and Other Information in this Press Release

Certain information in this communication contains “forward-looking statements” about HMNY and MoviePass within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events. Forward-looking statements are generally identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. Such forward-looking statements include, without limitation, statements regarding (i) obtaining approval of HMNY’s stockholders of the transactions contemplated by the MoviePass Purchase Agreement (collectively, the “MoviePass Transaction”) and the expected completion of the MoviePass Transaction, (ii) the expected amount of funding from the investors under the Investor Notes, (iii) the expected benefits to HMNY and MoviePass from completing the acquisition and the financing, and (iv) MoviePass’ business and subscriber growth. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the conditions to the closing of the acquisition may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement between MoviePass and HMNY, the occurrence of an event of default under the Notes which would eliminate the investors’ weekly funding obligations under the Investor Notes, MoviePass’ and HMNY’s continuing need for additional financing, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

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Such forward-looking statements are based on a number of assumptions. Although management of HMNY and MoviePass believe that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially and adversely from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Risk factors and other material information concerning HMNY and MoviePass are described in the Current Report on Form 8-K filed with the SEC on October 11, 2017, in HMNY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other HMNY filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s and MoviePass’ current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

In particular, MoviePass’ $9.95 per month subscription pricing model is new. There can be no assurance that the resulting rate of increase in its subscribers will continue or be sustained. Moreover, the increase in the number of MoviePass subscribers provides no assurance that the MoviePass business model will lead to profitability.

Contact:

HMNY Contact:
The Pollack PR Marketing Group
Stephanie Goldman/Mark Havenner, 310-556-4443
sgoldman@ppmgcorp.com/mhavenner@ppmgcorp.com
or
MoviePass Contact:
LaunchSquad for MoviePass
Gavin Skillman, 212-564-3665
gavin@launchsquad.com

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